UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2005

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51004	77-0513807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3255 Scott Boulevard, Bldg. 1 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 521-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

As described below, on February 15, 2005, Henry T. DeNero was elected to the Board of Directors of the Company. In connection with his election, Mr. DeNero and the Company entered into an offer letter on February 15, 2005 (the “Offer Letter”). The Offer Letter outlined the terms of his election including term of service, stock options and compensation. A copy of the Offer Letter is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 15, 2005, the Board of Directors elected a new independent director, Henry T. DeNero. He will be a member of the Company’s Audit Committee. The Company anticipates that Mr. DeNero will also be elected Chairman of the Audit Committee at the Board of Directors’ next meeting. A copy of the Offer Letter outlining the terms of Mr. DeNero’s election is attached as Exhibit 10.1 to this report and incorporated herein by reference. A copy of the Company’s press release announcing Mr. DeNero’s election to the Board of Directors as an independent director is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated February 15, 2005.

99.1	Press Release dated February 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2005

PORTALPLAYER, INC.

By:	/s/ Svend-Olav Carlsen
Svend-Olav Carlsen
Vice President and Chief Financial Officer